INVESTOR PRESENTATION March 2024

Cautionary Statement Regarding Forward Looking Statements This presentation contains, in addition to historical information, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the proposed Augusta manufacturing facility acquisition; the expected timing and impact of the proposed acquisition; the expected benefits, opportunities and future financial performance resulting from the proposed acquisition; our expectations regarding our credit rating and reducing our debt; and our review of strategic options for our tissue business. These forward-looking statements are based on management’s current expectations, estimates, assumptions and projections that are subject to change. Our actual results of operations may differ materially from those expressed or implied by the forward-looking statements contained in this presentation. Important factors that could cause or contribute to such differences include the risks and uncertainties described from time to time in the Company's public filings with the Securities and Exchange Commission, including but not limited to the following: competitive pricing pressures for our products, including as a result of capacity additions, demand reduction and the impact of foreign currency fluctuations on the pricing of products globally; the loss of, changes in prices in regard to, or reduction in, orders from a significant customer; changes in the cost and availability of wood fiber and wood pulp; changes in energy, chemicals, packaging and freight costs and disruptions in transportation services impacting our ability to receive inputs or ship products to customers; changes in customer product preferences and competitors' product offerings; larger competitors having operational, financial and other advantages; consolidation and vertical integration of converting operations in the paperboard industry; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which we operate; manufacturing or operating disruptions, including equipment malfunctions and damage to our manufacturing facilities; cyber-security risks; our ability to successfully execute capital projects and other activities to operate our assets, including effective maintenance, implement our operational efficiencies and realize higher throughput or lower costs; IT system disruptions and IT system implementation failures; labor disruptions; cyclical industry conditions; changes in expenses, required contributions and potential withdrawal costs associated with our pension plans; environmental liabilities or expenditures and climate change; reliance on a limited number of third-party suppliers, vendors and service providers required for the production of our products and our operations; our ability to attract, motivate, train and retain qualified and key personnel; ability to service our debt obligations and restrictions on our business from debt covenants and terms; changes in our banking relations, or in our customer supply chain financing; negative changes in our credit agency ratings; and changes in laws, regulations or industry standards affecting our business. Forward- looking statements contained in this presentation present management’s views only as of the date of this presentation. We undertake no obligation to publicly update forward-looking statements or to retract future revisions of management's views based on events or circumstances occurring after the date of this presentation. Non-GAAP Financial Measures This presentation include certain financial measures that are not calculated in accordance with GAAP, including Adjusted EBITDA, Adjusted Income, Adjusted income per diluted share, free cash flow and net debt. The Company’s management believes that the presentation of these financial measures provides useful information to investors because these measures are regularly used by management in assessing the Company’s performance. These financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered substitutes for or superior to GAAP results. In addition, these non-GAAP financial measures may not be comparable to similarly-titled measures utilized by other companies, since such other companies may not calculate such measure in the same manner as we do. A reconciliation of these measures (Adjusted EBITDA, free cash flow and net debt) to the most relevant GAAP measure is available in the appendix of this presentation. FORWARD LOOKING STATEMENTS © Clearwater Paper Corporation 2024 2

CLEARWATER PAPER OVERVIEW

WELL POSITIONED TO DELIVER SHAREHOLDER VALUE

Paperboard segment

- Top 5 manufacturer of SBS paperboard
- Diversified range of end-market products
- Focused on North American converters with a strong service and quality commitment
- Positioned for trends towards sustainable products
- Pending acquisition of Augusta paperboard mill

Consumer Products segment

- Leading private-brand provider of tissue products with national scale and superior supply chain performance
- Shift to private-brands continues with long runway
- Tissue is need-based and economically resilient
- Reviewing strategic options

Compelling sustainability story

- Inherently sustainable fiber-based products supporting the circular economy

Diverse Portfolio: Paperboard and Consumer Products



51%
2023 Sales $2.1B
49%
58%
2023 Adjusted EBITDA $281M
42%

National Footprint in Both Segments



WA
OR
CA
ID
NV
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
NJ
ME
Tissue manufacturing
Paperboard manufacturing
Paperboard sheeting

1. Divisional contribution percentages for sales and Adjusted EBITDA before eliminations and other corporate expenses.

CLEARWATER PAPER

© Clearwater Paper Corporation 2024 3

COMMITMENT TO SUSTAINABILITY LEGACY OF PRIORITIZING SUSTAINABILITY OF OUR PRODUCTS AND PROCESSES © Clearwater Paper Corporation 2024 4Visit our website for more information on Clearwater Paper’s ESG journey: clearwaterpaper.com/sustainability Environmental stewardship is integral to our success, and we understand our role in protecting the planet's air, water and land. Highlights: • Introduced goal to reduce Scope 1 and 2 emissions by 30%, and Scope 3 emissions by 25% by 2030 • Increased Board and senior management oversight of climate- related risks and opportunities We have long been at the forefront of driving the importance of responsible sourcing and forest certification programs. Highlights: • First U.S. company to offer FSC®- certified paperboard across our full product line and first U.S. consumer tissue products company to earn FSC/Rainforest Alliance Certification • Wood fiber we use is SFI® Programme for the Endorsement of Forest Certification (PEFC ) certified, FSC® Chain-Of-Custody (COC) certified, or FSC Controlled Wood Increase use of recycled fibers in paperboard products Source our fiber from sustainable sources 30% reduction in scope 1 and 2 emissions by 2030 While our products are inherently sustainable, we are committed to adding more recycled fiber content without sacrificing performance. Highlights: • Launched ReMagine and NuVo paperboard brands, with up to 30% post-consumer recycled material • Launched NuVo with BioPBS, a sustainable alternative barrier to low density polyethylene

Overall • Net sales $2.1 billion • Net income $108 million, adjusted net income $114 million • Adjusted EBITDA $281 million, up $54 million versus 2022 Pulp and Paperboard • SBS prices slightly higher versus 2022, trended lower in second half of 2023 versus second half of 2022 • Soft demand from continued de-stocking • Balanced supply and demand resulting in lower production Consumer Products • Tissue prices increased • Strong operational performance and reduced input costs • Demand for private branded products remained strong Capital Structure • Continued to maintain strong financial flexibility • Repurchased $23 million of stock since 2022, with $7 million remaining authorized under our stock repurchase program • Reduced net debt $89 million in 2023, $450 million since 2020 FULL YEAR 2023 BUSINESS HIGHLIGHTS © Clearwater Paper Corporation 2024 5

© Clearwater Paper Corporation 2024 CAPITAL STRUCTURE AND ALLOCATION Capital structure summary • Ample liquidity • No material near-term debt maturities • Financing Augusta acquisition with $490 million of new secured debt, additional draws on existing credit facilities and cash on hand Capital allocation • Repurchased 543,025 shares at an average price of $33.00 per share in 2023 • Reduced net debt by $89 million from Q4 2022 • Leverage ratio as of December 2023 is 1.47x, expected to peak between 3.5x to 4.0x with planned Augusta acquisition • 2.5x leverage target through the cycle $0.0 $0.0 $0.0 $20.0 $425.0 2024 2025 2026 2027 2028 3 Scheduled Debt Maturity Profile ($ in millions)2 Liquidity Profile ($ in millions)1 ABL Availability $259.0 Less Utilization (23.7) Plus Unrestricted Cash 42.0 Liquidity $277.3 1. ABL availability based on borrowing base calculations and consolidated balance sheet as of December 31, 2023, maximum capacity is $275 million 2. This chart excludes finance leases as of December 31, 2023. Current debt maturities include $20 million ABL due in 2027 and $275 million of 4.75% notes and $150 million Term Loan due 2028 3. Fully paid in January 2024 6

PAPERBOARD SEGMENT © Clearwater Paper Corporation 2024 7

PAPERBOARD SEGMENT OVERVIEW

Business

- Manufactures high quality SBS (solid bleached sulfate) paperboard, part of ~10 million ton North American paperboard market
- Focused on a diverse North American high-end packaging market
  - Top 5 SBS manufacturer in North America
  - Valued by customers for our independent (non-integrated) status

Key Metrics – December 2023[1]

$1,064M	16%	19%	840K	15%
2023 NET SALES	2023 SEGMENT MARGIN	2023 ADJ. EBITDA MARGIN	TONS OF SBS CAPACITY	MARKET SHARE[2]

Primary Products

- **Folding carton:** high-definition print surface for premium retail (e.g., pharmaceuticals, cosmetics), frozen food, beverage and bakery
- **Cup and plate:** coated board for premium and commodity applications of hot and cold cups, plates and food containers
- **Liquid and other:** range of quality and treatments for liquid packaging (e.g., juice, soup, milk, wine and sake), and heavyweight paper grades (e.g., blister board, signage, promotional literature)

1. As reported in Clearwater Paper Form 10-K for the period ended December 31, 2023.
2. Fastmarkets RISI North America Capacity by Grade as of Dec 2023
3. As reported by Fastmarkets RISI North American Paper Packaging Monitor, Jan 2024

2023 CLW SBS Shipments


Other 5%
Liquid 7%
0.75M tons[1]
Cup & Plate 37%
Folding Carton 51%

2023 SBS US Production[3]


Other 6%
Liquid 19%
4.4M tons
Cup & Plate 39%
Folding Carton 36%

CLEARWATER PAPER

© Clearwater Paper Corporation 2024 8

Domestic 78% Net Exports 22% PAPERBOARD INDUSTRY OVERVIEW U.S. INDUSTRY OVERVIEW 20231 1. As reported by Fastmarkets RISI North American Paper Packaging Monitor – Jan 2024 © Clearwater Paper Corporation 2024 • SBS is a sustainable, high-performance paperboard grade with diverse, economically stable end markets • Historical demand growth of ~1 to 2% annually, may accelerate due to sustainability trends • 2023 U.S. production of paperboard substrates, excluding industrial applications: • Solid bleached sulfate (SBS): 4.4M tons • Coated recycled boxboard (CRB): 1.9M tons • Coated unbleached kraft (CUK): 2.7M tons • Folding Boxboard (FBB) ~0.4M tons, imported for domestic consumption, primarily folding carton 9 2023 US SBS Production – 4.4M tons1 Liquid 19% Cup & Plate 39% Folding Carton 36% Other 6% 2023 US Bleached Board Consumption – 3.9M tons1 SBS 91% FBB/Other 9% Liquid 11% Cup & Plate 43% Folding Carton 41% Other 5%

• Sustainable forest certifications for fiber supply have been in place for more than a decade • Inherently sustainable, fiber-based products that support the circular economy and meet the needs of converter operators and customers • Recent launches of differentiated products with recycled fiber content to support the circular economy • ReMagine with up to 30% recycled content for folding carton applications • NuVo with up to 35% recycled content for cup applications • NuVo with BioPBS, a compostable alternative to hot cups coated with low-density polyethylene • Future initiatives are focused on sustainable extrusions, coatings, and fiber alternatives SUSTAINABLE PAPERBOARD PRODUCTS © Clearwater Paper Corporation 2024 10 2008 2012 2016 2020 2022 FSC Certification NuVo 35% PCR Cupstock ReMagine 30% PCR Folding Carton SFI Certification NuVo With BioPBS STRONG HISTORY OF SUSTAINABILITY AND PRODUCT INNOVATION

Industry (SBS) • Shipments, production, and operating rates decreased 2023 versus 2022 based on AF&PA data • Shipments (in tons) decreased 15.5% • Production decreased 13.7% • Operating rates decreased from 93.4% to 83.5% • RISI reported price decreases of $80/ton between Q3 and Q4 2023, another $40/ton in Feb 2024 • RISI projecting demand recovery in 2024/2025 Clearwater Paper • Demand and order backlogs continued to be soft in 2023 • Solid operational performance as we managed supply to meet demand • Approximately 85% capacity utilization in second half of 2023 to manage inventories • Price slightly higher for full year 2023 versus 2022, decline in Q4 2023 versus Q3 2023 and Q4 2022 • Announced pending acquisition of ~600 thousand ton paperboard manufacturing facility in Augusta, GA 2023 BUSINESS HIGHLIGHTS – PULP AND PAPERBOARD SOFT DEMAND LED TO REDUCED OPERATING RATES, LOWER PRICING © Clearwater Paper Corporation 2024 11

AUGUSTA MANUFACTURING FACILITY ACQUISITION – STRATEGIC RATIONALE © Clearwater Paper Corporation 2024 Our strategy is to strengthen our position as a premier, independent supplier of paperboard products to North American converters • ~10 million ton North America paperboard market, growing and well positioned to capitalize on sustainable consumer packaging trends • With the pending Augusta facility acquisition, Clearwater Paper will be well positioned to serve customers with improved scale and cost structure, delivering quality, service, and product innovation • We will continue to look at other growth opportunities to support this strategy, including additional substrates that add to our customer value proposition Adjusted EBITDA and cash flow accretion • The Augusta manufacturing facility is projected to be Adjusted EBITDA accretive in the first 12 months following the completion of the acquisition • Targeting to increase Adjusted EBITDA annual run rate by $40 to $50 million by end of 2026 through volume and cost synergies Our balance sheet is well positioned for this growth opportunity • $450 million of debt reduction since 2020, net debt to Adjusted EBITDA leverage ratio ~1.5x at year end • Proven track record of cash flow generation and ability to de-leverage 12

AUGUSTA MANUFACTURING FACILITY – KEY TAKEAWAYS

~600,000 tons of capacity

Improved scale in paperboard

- $700 million intended acquisition of a high quality, well invested SBS facility
- ~600 thousand tons of capacity, projected to be ~70 to 80% utilized in 2024
- Increases Clearwater Paper's paperboard capacity by ~70% to 1.4 million tons
- ~700 employees, two pulping lines (hardwood and softwood)

$100M Adjusted EBITDA

Accretion

- Acquisition based on ~$100 million of 2023 proforma Adjusted EBITDA
- We expect the acquisition to be Adjusted EBITDA accretive in the first year
- Expectation of $140 to $150 million[1] of annualized Adjusted EBITDA by end of 2026

Value creation

Value creation opportunity

- Purchase price at a pre-synergy multiple of approximately ~7x Adjusted EBITDA
- Advantaged cost structure with volume upside and synergy opportunities
- Expecting post synergy multiple to approach ~4.5x by end of 2026

[1] As there is uncertainty in connection with calculating the adjustments necessary to prepare reconciliations from Adjusted EBITDA to the comparable GAAP financial measure, the Company is unable to reconcile the Adjusted EBITDA projections without unreasonable efforts. Therefore, no reconciliation is being provided at this time. These items could result in significant adjustments from the most comparable GAAP measure.

CLEARWATER PAPER
© Clearwater Paper Corporation 2024
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CONSUMER PRODUCTS SEGMENT © Clearwater Paper Corporation 2024 14

390K TONS OF ANNUAL PAPER CAPACITY 15% 2023 ADJ. EBITDA MARGIN $1,023M 2023 NET SALES 6% US SHARE2 Key Metrics – December 20231 CONSUMER PRODUCTS SEGMENT OVERVIEW 2023 CLW Tissue Shipments Business • Leader in growing North American private branded tissue market • Creates value for major retailers across a variety of channels • Complete product line with national footprint • Focus on quality, service and supply chain performance 15© Clearwater Paper Corporation 2024 1. As reported in Clearwater Paper Form 10-K for the period ended December 31, 2023 2. Fastmarkets RISI US Monthly Tissue Data As of January 2024 based on parent rolls. 2023 US Tissue Market2 • Focused on at-home private branded tissue products that match the quality of leading national brands • Produce a wide variety of products across multiple categories and quality tiers Products Bath 48% Towels 40% Facial 7% Napkins 5% Bath 56% Towels 36% Facial 4% Napkins 4% 9% 2023 SEGMENT MARGIN

CONSUMER PRODUCTS INDUSTRY OVERVIEW

U.S. INDUSTRY OVERVIEW

Total category: ~10.2M ton market[1]

- Historic demand growth 1% to 1.5%, slightly above population growth
- ~2/3 is at-home demand, ~1/3 away from home

Private brand share is at ~36%[2] of at-home demand, continues to grow

- Club and mass channels represent ~2/3 of demand and growing
- Grocery at ~1/5 and has lost share over last several years
- Clearwater has been diversifying its channel mix from a historical focus on grocery

Based on public announcements[3], future expected capacity additions are at ~370k tons, after a ~210k ton reduction between 2021 and 2023

U.S. At Home – Share[4]


Kruger, 2%
All Other, 8%
Irving , 2%
Sofidel, 2%
Cascades, 3%
Clearwater Paper, 6%
First Quality, 6%
Kimberly-Clark, 15%
Georgia-Pacific, 30%
Procter & Gamble, 26%

1. Fastmarkets RISI US Monthly Tissue Data as of February 2024, total tissue consumption
2. Circana panel data for dollar share as of December 2023
3. Fastmarkets RISI US Monthly Tissue Data as of February 2024, tissue capacity changes
4. Based on RISI data, US retail tissue product produced

CLEARWATER PAPER
© Clearwater Paper Corporation 2024
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Industry • Consumers shifting to private brands with economic uncertainty and inflation • Private brand share at 36%1, an all time high Clearwater Paper • Continued strong demand in 2023, with 52 million cases shipped versus 50 million in 2022 • Outstanding operating performance and strong service levels with high on-time performance rates • Moderating input costs in pulp, energy, and freight • Continued to benefit from previously announced price increases • Evaluating strategic options for tissue business BUSINESS UPDATE – CONSUMER PRODUCTS SHIPMENTS STRENGTHENED, PRICES INCREASED © Clearwater Paper Corporation 2024 17 1 Circana panel data for dollar share as of December 2023

APPENDIX © Clearwater Paper Corporation 2024 18

KEY SEGMENT INFORMATION Q4’2021 Q1’2022 Q2’2022 Q3’2022 Q4’2022 Q1’2023 Q2’2023 Q3’2023 Q4’2023 Pulp and Paperboard Sales ($ millions) $261.3 $266.2 $295.8 $300.8 $273.5 $278.8 $272.3 $261.4 $251.3 Adjusted EBITDA ($ millions) $61.9 $59.5 $61.2 $73.0 $26.7 $66.2 $51.3 $53.1 $36.8 Paperboard shipments (short tons) 211.5 201.4 215.9 208.3 189.0 189.4 186.2 187.9 188.0 Paperboard sales price ($/short ton) $1,164 $1,263 $1,332 $1,405 $1,429 $1,441 $1,413 $1,350 $1,297 Consumer Products Sales ($ millions) $231.8 $223.0 $232.1 $240.9 $254.1 $248.3 $253.6 $259.3 $262.0 Adjusted EBITDA ($ millions) $8.0 $16.2 $19.1 $21.2 $17.6 $19.2 $39.7 $45.8 $45.7 Shipments Retail (short tons in thousands) 79.4 75.4 76.6 76.9 80.8 76.8 78.7 80.5 81.5 Non-Retail (short tons in thousands) 6.2 5.1 2.6 2.3 2.2 1.0 0.1 1.4 2.3 Converted Products (cases in millions)1 12.4 12.0 12.6 12.6 13.0 12.7 12.8 13.0 13.5 Sales Price ($ per short ton) Retail $2,831 $2,872 $2,984 $3,082 $3,095 $3,201 $3,214 $3,198 $3,187 Production Converted Products (cases in millions) 11.9 12.2 12.1 12.9 12.3 12.7 12.6 12.9 13.0 © Clearwater Paper Corporation 2024 19

$2 $10 $22 $4 $20 $17 $5 $7 $28 $30 $24 $27 $6 $30 - $35 2017 2018 2019 2020 2021 2022 2023 2024e 2025e Q1 Q2 Q3 Q4 Total $34 MAJOR MAINTENANCE SCHEDULE ADJUSTED EBITDA IMPACT ($ IN MILLIONS) 1. This information is based upon management’s current assumptions and estimates. 2. See “Forward-Looking Statements” on page 2. 1,2 © Clearwater Paper Corporation 2024 20 1,2 $30 - $35 2025 or 2026 expected

RECONCILIATION OF ADJUSTED EBITDA

($ IN MILLIONS)

	Quarter Ended				Year ended	Quarter Ended				Year ended
	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	2023
Net income	$ 16.6	$ 14.7	$ 20.6	$ (5.9)	$ 46.0	$ 23.8	$ 29.7	$ 36.6	$ 17.6	$ 107.7
Income tax provision (benefit)	6.0	4.4	18.9	(2.3)	27.0	8.4	10.2	11.0	6.8	36.4
Interest expense, net	8.6	10.7	8.0	7.3	34.6	7.6	7.5	6.9	8.0	30.0
Depreciation and amortization expense	25.4	25.7	26.2	25.9	103.3	24.8	24.6	24.4	24.7	98.6
Other operating charges, net	0.5	5.7	2.2	1.2	9.7	1.1	(0.4)	1.8	2.9	5.3
Other non-operating expense	1.4	1.4	1.4	1.4	5.7	(0.1)	(0.1)	(0.1)	0.2	0.1
Debt retirement costs	0.2	0.3	-	-	0.5	-	-	-	3.1	3.1
Adjusted EBITDA	$ 58.9	$ 63.0	$ 77.3	$ 27.8	$ 226.9	$ 65.7	$ 71.5	$ 80.6	$ 63.3	$ 281.0
Pulp and Paperboard segment income	$ 50.3	$ 52.0	$ 63.7	$ 17.5	$ 183.5	$ 57.1	$ 42.0	$ 42.7	$ 27.3	$ 169.1
Depreciation and amortization	9.3	9.2	9.3	9.2	37.0	9.1	9.3	9.4	9.5	37.4
Adjusted EBITDA Paperboard segment	$ 59.5	$ 61.2	$ 73.0	$ 26.7	$ 220.4	$ 66.2	$ 51.3	$ 52.1	$ 36.8	$ 206.4
Consumer Products segment income	$ 0.9	$ 3.5	$ 5.2	$ 1.6	$ 11.3	$ 4.2	$ 25.0	$ 31.4	$ 31.1	$ 91.7
Depreciation and amortization	15.3	15.6	16.0	16.0	62.9	15.0	14.7	14.4	14.6	58.8
Adjusted EBITDA Consumer Products segment	$ 16.2	$ 19.1	$ 21.2	$ 17.6	$ 74.2	$ 19.2	$ 39.7	$ 45.8	$ 45.7	$ 150.5
Corporate and other expense	$ (17.8)	$ (18.2)	$ (17.8)	$ (17.3)	$ (71.1)	$ (20.4)	$ (20.1)	$ (18.0)	$ (20.0)	$ (78.3)
Depreciation and amortization	0.9	0.9	0.9	0.8	3.4	0.6	0.6	0.6	0.6	2.4
Adjusted EBITDA Corporate and other	$ (16.9)	$ (17.3)	$ (16.9)	$ (16.6)	$ (67.7)	$ (19.8)	$ (19.5)	$ (17.4)	$ (19.4)	$ (75.9)
Pulp and Paperboard segment	$ 59.5	$ 61.2	$ 73.0	$ 26.7	$ 220.4	$ 66.2	$ 51.3	$ 52.1	$ 36.8	$ 206.4
Consumer Products segment	16.2	19.1	21.2	17.6	74.2	19.2	39.7	45.8	45.7	150.5
Corporate and other	(16.9)	(17.3)	(16.9)	(16.6)	(67.7)	(19.8)	(19.5)	(17.4)	(19.4)	(75.9)
Adjusted EBITDA	$ 58.9	$ 63.0	$ 77.3	$ 27.7	$ 226.9	$ 65.7	$ 71.5	$ 80.6	$ 63.3	$ 281.0

CLEARWATER PAPER

© Clearwater Paper Corporation 2024

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